Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Vonage Holdings Corp.
23 Main Street
Holmdel, NJ 07733
We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2015 Equity Incentive Plan of our reports dated February 13, 2015, relating to the consolidated financial statements, the effectiveness of Vonage Holdings Corp.’s internal control over financial reporting, and schedule appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Woodbridge, NJ

June 25, 2015